Exhibit 10.7

I understand, agree and certify that clicking “Submit” on the ESPP Enrollment application on HRPRD Self Service constitutes my electronic signature in execution of this Participation Agreement.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

2014 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

PARTICIPATION AGREEMENT

This participation agreement (the “Participation Agreement”) is subject to the terms and conditions of the Green Mountain Coffee Roasters, Inc. 2014 Amended and Restated Employee Stock Purchase Plan and any applicable sub-plan (collectively, the “Plan”), which has been established by Green Mountain Coffee Roasters, Inc. (the “Company”). For purposes of this Participation Agreement, “Employer” means the participating entity (the Company or Participating Subsidiary) that employs you.

1.           Definitions. The capitalized terms used but not defined herein have the meanings set forth in the Plan.

2.           Election to Participate. By completing the subscription process online, I elect to participate in the Plan and subscribe to purchase shares of Company common stock (“Shares”) in accordance with this Participation Agreement, the addendum to this Participation Agreement for my country, if any (the “Addendum”) and the Plan.

3.           Payroll Deductions/Contributions and Purchase of Shares. I specifically authorize and direct my Employer to take payroll deductions in accordance with the Plan from each of my paychecks in that percentage of my gross total compensation as indicated by my election made through the electronic enrollment tool. I understand that such payroll deductions will occur on an after-tax basis and will be accumulated and held in a general account established in the name of my Employer for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. No interest will be paid on these amounts, except as required by local law. If I am not paid in U.S. dollars, the funds will be converted from my local currency to U.S. dollars at the prevailing exchange rate on the last trading day of a Payment Period. I further understand that, except as otherwise set forth in the Plan, Shares automatically will be purchased for me on the last Trading Day of a Payment Period, unless I become ineligible to participate or otherwise withdraw from the Plan by delivering a withdrawal notice to the Company, or my purchase is limited by the Plan’s terms. To the extent payroll deductions are not permitted in my country, I acknowledge and agree that alternative modes of contribution may be authorized and established, including (but not limited to) direct debits from my personal bank account and/or through direct payments that I may be required to remit.

4.           Automatic Re-Enrollment. I understand that unless I change my payroll deduction election through the ESPP Enrollment application on HRPRD Self Service or withdraw from the Plan by delivering a withdrawal notice to the Company, the deductions or contributions and purchases under the election I have on file will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect and I continue to be eligible to participate in the Plan.

5.           Administrator/Broker. I understand that, unless otherwise determined by the Committee, all Shares purchased under the Plan will be deposited directly into an account established in my name with a broker or agent designated by the Committee.

6.           Reinvestment of Dividends. I acknowledge and agree that the Company may automatically reinvest any or all cash dividends on all Shares purchased for me under the Plan for additional Shares.

7.           Responsibility for Taxes. I acknowledge that, regardless of any action the Company or Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related items (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items legally due by me is and remains my responsibility and may exceed the amount actually withheld by the Company or my Employer. I further acknowledge that the Company and Employer: (a) make no representations or undertakings regarding the treatment of any Tax- Related Items in connection with any aspect of the Plan, including, but not limited to, the grant of an option to purchase Shares, the purchase and issuance of Shares, the subsequent sale of any Shares purchased under the Plan or the receipt or reinvestment of any dividends; and (b) do not commit to structure the terms of the option to purchase Shares or any aspect of the Plan to reduce or eliminate my liability for Tax-Related Items.

I agree to pay or make adequate arrangements satisfactory to the Company and my Employer to satisfy all obligations for Tax-Related Items. In this regard, I hereby authorize the Company to instruct the administrator/broker to sell such number of Shares purchased on my behalf to raise the amount necessary to satisfy applicable withholding requirements. Alternatively, I agree that the Company and my Employer may deduct applicable Tax-Related Items from the compensation (including, but not limited to, base salary/wages and bonus/incentive compensation) payable to me by the Company and/or my Employer, or the Company may withhold whole Shares that otherwise would have been delivered having an aggregate fair market value equal to the amount necessary to satisfy any withholding obligation.

I agree to pay to the Company or my Employer any amount of Tax-Related Items that the Company or my Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied through the withholding methods described above. The Company may refuse to issue or deliver Shares or the proceeds from the sale of Shares if I fail to comply with my obligations in connection with the Tax-Related Items.

8.      Compliance with Law; Repatriation.

(a)               The option to purchase Shares and the issuance and transfer of the Shares is contingent upon and subject to the Company’s and my compliance with all applicable requirements of federal, state and non-U.S. laws and with all applicable requirements of any stock exchange on which the Shares may be listed. In the event such requirements are not met, the option to purchase Shares may be declared null and void and I will not have any claims against the Company or any of its affiliates to receive any payment or other benefits in lieu of the option to purchase Shares. Further, no Shares will be issued or transferred unless and until any then applicable requirements of federal, state and non-U.S. laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(b)               If I am resident or employed outside the United States, as a condition of participation, I agree to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired under the Plan) in accordance with applicable local foreign exchange rules and regulations in my country of residence (and country of employment, if different). In addition, I agree to take any and all actions, and consent to any and all actions taken by the Company and my Employer, as may be required to allow the Company and my Employer to comply with local laws, rules and regulations in my country of residence (and country of employment, if different). Finally, I agree to take any and all actions as may be required to comply with my personal legal and tax compliance obligations under local laws, rules and regulations in my country of residence (and country of employment, if different).

9.           Consent to Collection, Processing and Transfer of Data. I understand that the collection, processing and transfer of my personal data is necessary for the Company’s administration of the Plan and my participation in the Plan, and my denial and/or objection to the collection, processing and transfer of personal data may affect my participation in the Plan. As such, I voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

I understand that the Company and its affiliates hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options, units or any other entitlement to Shares (or cash) awarded, cancelled, purchased, vested, unvested or outstanding in my favor, for the purpose of managing and administering the Plan (“Data”). I further understand that the Data may be collected from me or it may be collected, where lawful, from third parties, and the Company and its affiliates will process the Data for the exclusive purpose of implementing, administering and managing my participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in my country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for my participation in the Plan.

I understand that the Company and its affiliates will transfer Data internally as necessary for the purpose of implementation, administration and management of my participation in the Plan, and the Company and its affiliates may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. I hereby authorize (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on my behalf to a broker, escrow agent or other third party with whom I may elect to deposit any Shares acquired pursuant to the Plan.

I understand that I may, at any time, exercise my rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, (d) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and my participation in the Plan, and (e) withdraw my consent to the collection, processing or transfer of Data as provided hereunder (in which case, the option to purchase Shares will be null and void). I understand that I may seek to exercise these rights by contacting my local Human Resources manager or the Company’s Human Resources Department.

10.            Electronic Delivery and Participation. I acknowledge and agree that the Company or my Employer, in its sole discretion, may decide to deliver any documents related to my current or future participation in the Plan by electronic means and/or may request my consent to participate in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and, if requested, I agree to participate in the Plan (and authorize deductions from my compensation) through an on-line or electronic system established and maintained by the Company, the broker or another third party administrator designated by the Company.

11.            Governing Law. The option to purchase Shares and the Participation Agreement, including the Addendum, are governed by, and subject to, the laws of the State of Delaware without regard to the conflict of law provisions.

12.           Severability. The provisions of this Participation Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.      Nature of Benefit. I understand and agree that:

(a)         the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended or suspended by the Committee or the Board, or terminated by the Board, at any time, as provided in the Plan;

(b)         the grant of this option to purchase Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of an option to purchase Shares or benefits in lieu of an option to purchase Shares, even if an option to purchase Shares has been granted repeatedly in the past;

(c)          all determinations with respect to future grants, including, but not limited to, the times when an option to purchase Shares will be granted, the number of Shares subject to each option, the Option Price, and the time or times when each option to purchase Shares will be exercisable, will be at the sole discretion of the Company;

(d)         my participation in the Plan is voluntary;

(e)          the value of the option to purchase Shares is an extraordinary item which is outside the scope of my employment contract, if any;

(f)           this option to purchase Shares is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long- service awards, welfare, insurance, pension or retirement benefits or similar payments;

(g)          the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)         neither the Company nor Employer shall be liable for any foreign exchange rate fluctuation, where applicable, between my local currency and the United States dollar that may affect the value of the option to purchase Shares or of any amounts due to me pursuant to acquisition of Shares or the subsequent sale of any Shares acquired;

(i)             neither the Plan, the option to purchase Shares nor the issuance of Shares will (i) confer any right to continue in the employ of my Employer, (ii) alter in any way my current employment relationship with my Employer, or (iii) limit in any respect the right of my Employer to terminate my employment (as otherwise may be permitted under local law), at any time;

(j)            in the event that I am not a direct employee of the Company, my participation in the Plan will not be interpreted to form an employment relationship with the Company; and furthermore, the grant of the option to purchase Shares will not be interpreted to form an employment contract with my Employer, the Company or any affiliate of the Company;

(k)         in consideration of the grant of the option to purchase Shares, no claim or entitlement to compensation or damages will arise from termination of the option to purchase shares or diminution in the value of the option or Shares acquired upon purchase resulting from termination of my employment (for any reason whatsoever and whether or not in breach of local labor laws) and I irrevocably release the Company and its affiliates from any such claim that may arise; if notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Participation Agreement,  I will be deemed irrevocably to have waived any entitlement to pursue such claim;

(l)             in the event of termination of my employment (whether or not in breach of local labor laws), my right to participate in the Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law) unless otherwise determined by the Committee or its delegate; the Committee or its delegate shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan;

(m)     neither the Company nor my Employer is providing any tax, legal or financial advice, nor is the Company or Employer making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying Shares; and

(n)         I am hereby advised to consult with my personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan or the option to purchase Shares.

14.      Private Placement. If I am resident and/or employed outside of the United States, the option to purchase Shares is not intended to be a public offering of securities in my country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the option to purchase Shares is not subject to the supervision of the local securities authorities.

15.      English Language. If this Participation Agreement or any other document related to the Plan has been translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

16.        Addendum. The option to purchase Shares and my participation in the Plan will be subject to any special terms and conditions for my country of residence (and country of employment, if different), as set forth in the Addendum to this Participation Agreement, if any. Further, if I transfer residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to me, to the extent the Committee determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Plan (or the Committee may establish alternative terms and conditions as may be necessary or advisable to accommodate my transfer). If I transfer employment to a subsidiary that is not a Participating Subsidiary, I understand that I will no longer be eligible to participate in the Plan. The Addendum constitutes part of this Participation Agreement.

17.       Additional Requirements. The Committee reserves the right to impose other requirements on the option to purchase Shares, any Share issuance, and my participation in the Plan, to the extent the Committee determines, in its sole discretion, that such other requirements are necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Plan. Such requirements may include (but are not limited to) requiring me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.        Plan Materials. I acknowledge that a copy of the Plan document, the U.S. prospectus for the Plan and other related materials that provide the terms and conditions applicable to my participation in the Plan have been made available to me. I certify that I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions. I understand that the effectiveness of this Participation Agreement is dependent upon my eligibility to participate in the Plan.

*  *  *  *

ADDENDUM TO PARTICIPATION AGREEMENT

The additional terms and conditions set forth below are specifically incorporated into the Participation Agreement. These terms and conditions govern the option to purchase Shares and the terms and conditions of participation in the Plan to the extent you reside and/or are employed in the countries addressed herein. To the extent that you transfer residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent the Committee determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations, or to facilitate the operation and administration of the plan (or the Committee may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Participation Agreement.

CANADA (QUEBEC)

Use of English Language. By electing to participate in the Plan, I confirm that I have read and understood the Plan and the Participation Agreement, which were provided in the English language. I accept the terms of those documents accordingly. I acknowledge that it is my express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Utilisation de l’anglais. En participant au Plan, le participant confirme avoir lu et compris les documents relatifs à sa participation au Plan (le Plan, ainsi que tout sous-Plan applicable, et le présent Formulaire de Participation précisant les termes et conditions de la Participation) qui ont été communiqués au participant en langue anglaise, il accepte les termes de ces documents en connaissance de cause. Je reconnais avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

Je comprends, accepte et certifie que le fait de cliquer sur « Soumettre » à partir de la demande d’inscription au régime d’achat d’actions des employés qui se trouve dans le libre-service HRPRD constitue ma signature électronique aux fins de l’exécution de cet accord de participation.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

RÉGIME D’ACHAT D’ACTIONS DES EMPLOYÉS AJUSTÉ ET AMENDÉ

2014 ACCORD DE PARTICIPATION

Cet accord de participation (l’« accord de participation ») est assujetti aux modalités et conditions du Régime d’actionnariat des employés (RAE) ajusté et amendé 2014 de Green Mountain Coffee Roasters, Inc. et à tout sous-régime applicable (collectivement appelés le « régime »),  élaboré par Green Mountain Coffee Roasters, Inc. (la « société »). Aux fins de cet accord de participation, le terme « employeur » se rapporte à l’entité participante (la société ou la filiale participante) qui vous emploie.

1.     Définitions. Les termes en majuscules qui sont utilisés mais non définis dans la présente ont la signification qui leur est attribuée dans le régime.

2.   Choix de participer. En réalisant en ligne le processus d’inscription, je choisis de participer au régime et d’acheter des actions ordinaires de la société (« actions »), conformément à cet accord de participation, à l’annexe de cet accord de participation pour mon pays, le cas échéant (l’« annexe »), et au régime.

3.    Retenues sur la paie/contributions et achats d’actions. J’autorise spécifiquement et enjoins mon employeur à effectuer des retenues sur la paie conformément au régime, sur chacun de mes chèques de paie, selon le pourcentage de ma rémunération brute totale indiqué lors de mon adhésion par l’entremise de l’outil d’inscription électronique. Je comprends que de telles retenues sur la paie seront effectuées après impôts et qu’elles seront accumulées et conservées dans un compte général au nom de mon employeur pour l’achat d’actions au prix d’achat applicable déterminé, conformément au régime. Aucun intérêt ne sera versé sur ces montants, sauf si les lois locales l’exigent. Si je ne suis pas payé(e) en dollars américains (US), les fonds seront convertis de ma devise locale en dollars US, selon le taux de change en vigueur, lors de la dernière journée de négociation d’une période de paiement. Je comprends également que, sauf indication contraire dans le régime, les actions seront automatiquement achetées pour moi le dernier jour de négociation d’une période de paiement, à moins que je devienne inadmissible à participer au régime ou que je m’en retire en remettant un avis de retrait à la société, ou si mes achats sont limités par les modalités du régime. Dans la mesure où les retenues sur la paie ne seraient pas autorisées dans mon pays, je reconnais et accepte que des modes de contribution alternatifs peuvent être autorisés et mis en place, y compris, entre autres, les prélèvements automatiques sur mon compte bancaire personnel et (ou) les paiements directs que je pourrais être tenu(e) de verser.

4.   Réinscription automatique. Je comprends qu’à moins de modifier mon choix quant aux retenues sur la paie par l’entremise de la demande d’inscription au RAAE qui se trouve dans le libre-service HRPRD, ou à moins de me retirer du régime en remettant un avis de retrait à la société, les déductions ou contributions et achats prévus en fonction de mon choix, au dossier, seront effectués à partir d’une période de paiement et à chaque période de paiement subséquente, tant et aussi longtemps que le régime est en vigueur et que je demeure admissible à y participer.

5.   Administrateur/Courtier. Je comprends que, à moins que le comité n’en décide autrement, toutes les actions achetées en vertu du régime seront déposées directement dans un compte constitué en mon nom auprès d’un courtier ou d’un agent désigné par le comité.

6.     Réinvestissement des dividendes. Je reconnais et accepte que la société peut réinvestir automatiquement, en tout ou en partie, les dividendes en argent découlant de toutes les actions achetées pour moi en vertu du régime, pour l’achat d’actions additionnelles.

7.    Responsabilité d’impôt. Je reconnais que, quoi que la société ou l’employeur fasse en lien avec une partie ou la totalité de l’impôt sur le revenu (y compris les impôts locaux, d’État ou fédéraux des É.-U. ou les impôts hors É.-U.), de la sécurité sociale, des cotisations sociales, des acomptes ou tout autre élément en lien avec les impôts (« éléments fiscaux »), l’ultime responsabilité en lien avec tous les éléments fiscaux que je dois payer est et demeure ma responsabilité, et qu’elle peut dépasser le montant réellement retenu par la société ou par mon employeur. Je reconnais également que la société et mon employeur : (a) ne font aucune représentation ou promesse en ce qui concerne le traitement de tout élément fiscal en lien avec tout aspect du régime, y compris, entre autres, l’octroi d’une option pour l’achat d’actions, l’achat et l’émission d’actions, la vente subséquente de toute action achetée en vertu du régime ou la réception ou le réinvestissement de tout dividende; et (b) ne s’engage pas à structurer les modalités de l’option d’achat d’actions ou tout aspect du régime dans le but de réduire ou d’éliminer ma responsabilité en lien avec les éléments fiscaux.

J’accepte de payer ou de prendre des dispositions adéquates satisfaisantes pour la société et pour mon employeur afin que toutes les obligations en lien avec les éléments fiscaux soient respectées. À cet égard, j’autorise par la présente la société à donner à l’administrateur/au courtier l’instruction de vendre le nombre d’actions nécessaires achetées en mon nom afin d’accumuler le montant nécessaire pour satisfaire aux exigences de retenues applicables. Par ailleurs, je consens à ce que la société et mon employeur puissent déduire les éléments fiscaux applicables de la rémunération (y compris, entre autres, le salaire de base ou les traitements et la rémunération variable ou d’intéressement) qui m’est versée par la société et (ou) mon employeur, ou la société peut retenir des actions entières qui auraient autrement été délivrées dont la juste valeur marchande correspond au montant nécessaire pour satisfaire toute obligation de retenue.

J’accepte de payer à la société ou à mon employeur tout montant d’éléments fiscaux que la société ou l’employeur peut être dans l’obligation de retenir ou comptabiliser en conséquence de ma participation au régime, ne pouvant pas être satisfait par les moyens précédemment décrits. La société peut refuser d’émettre ou de délivrer des actions ou le produit de la vente d’actions en cas de non- respect des obligations liées aux éléments fiscaux.

8.   Conformité à la loi; rapatriement.

(c)                L’option d’achat d’actions, ainsi que l’émission et le transfert d’actions, sont subordonnés et assujettis au respect par la société et moi-même de toutes les lois d’État, fédérales et hors É.-U. en vigueur, et de toutes les exigences applicables de toute bourse auxquelles les actions pourraient être inscrites. Dans l’éventualité où de telles exigences ne sont pas satisfaites, l’option d’achat d’actions pourrait être déclarée nulle et non avenue, et je n’entreprendrai aucune réclamation contre la société ou l’une ou l’autre de ses filiales afin de recevoir tout paiement ou autre avantage en remplacement de l’option d’achat d’actions. De plus, aucune action ne sera émise ou transférée à moins et jusqu’à ce que toutes les exigences applicables de toutes les lois d’État, fédérales et hors É.-U. et celles des organismes de réglementation aient été entièrement respectées, à la satisfaction de la société et de son conseiller juridique.

(d)               Si je suis résident(e) ou employé(e) hors des États-Unis, à titre de condition à ma participation, j’accepte de rapatrier tous les montants attribuables aux actions et (ou) les espèces acquises en vertu du régime (y compris, entre autres, les dividendes et tout revenu obtenu de la vente des actions acquises en vertu du régime) conformément aux règles et réglementations locales relatives aux opérations de change dans mon pays de résidence (et mon pays d’emploi, s’il est différent). De plus, j’accepte de prendre toutes les mesures nécessaires, et consens à ce que la société et mon employeur prennent toutes les mesures nécessaires pouvant être requises pour leur permettre de se conformer aux règles, réglementations et lois locales dans mon pays de résidence (et mon pays d’emploi, s’il est différent). Enfin, j’accepte de prendre toutes les mesures nécessaires pouvant être requises pour respecter mes obligations personnelles en matière de conformité fiscale et juridique, en vertu des lois, règles et réglementations locales de mon pays de résidence (et mon pays d’emploi, s’il est différent).

9.     Consentement à la collecte, au traitement et au transfert de données. Je comprends que la collecte, le traitement et le transfert de mes données personnelles sont essentiels pour que la société puisse administrer le régime et ma participation à celui-ci, et que mon refus et (ou) mon objection à la collecte, au traitement et au transfert de données personnelles peut affecter ma participation au régime. Ainsi, j’accepte et consens volontairement (lorsque la loi en vigueur l’exige) à la collecte, à l’utilisation, au traitement et au transfert de données personnelles, comme décrit aux présentes.

Je comprends que la société et ses filiales détiennent certains renseignements personnels à mon sujet, y compris, entre autres, mon nom, mon adresse à domicile et mon numéro de téléphone, ma date de naissance, mon numéro d’assurance sociale ou autre identifiant, mon salaire, ma nationalité, le titre de mon poste, toutes actions ou postes d’administration dans la société, les détails de toutes les options, unités ou de tout droit aux actions remises, annulées, achetées, levées, dévolues ou en circulation en ma faveur, aux fins d’administration et de gestion du régime (les « données »). Je comprends également que les données seront obtenues de moi-même ou qu’elles peuvent être obtenues, lorsque la loi le permet, auprès de tiers, et la société et ses filiales traiteront les données dans le but exclusif de mise en œuvre, d’administration et de gestion de ma participation au régime. Le traitement des données se fera par voie électronique et non électronique selon la logique et les procédures strictement en relation avec les fins pour lesquelles les données sont recueillies et en fonction des dispositions en matière de confidentialité et de sécurité décrites dans les lois et réglementations en vigueur dans mon pays de résidence (et mon pays d’emploi, s’il est différent). Les opérations de traitement des données seront effectuées en minimisant l’utilisation des données personnelles et d’identification lorsque de telles opérations ne sont pas essentielles aux fins visées. Les données seront accessibles au sein de l’organisation de la société uniquement aux personnes devant y avoir accès aux fins de la mise en œuvre, de l’administration et du fonctionnement du régime, et pour ma participation au régime.

Je comprends que la société et ses filiales transféreront les données en interne, au besoin, aux fins de la mise en œuvre, de l’administration et de la gestion de ma participation au régime, et que la société et ses filiales pourraient également transférer des données à tout tiers aidant la société dans la mise en œuvre, l’administration et la gestion du régime. Ces destinataires peuvent être situés dans l’Espace économique européen ou ailleurs dans le monde, par exemple, aux États-Unis. Par la présente (là où la loi en vigueur l’exige), je les autorise

à recevoir, détenir, utiliser, conserver et transférer les données, par voie électronique ou autre, aux fins de la mise en œuvre, de l’administration et de la gestion de ma participation au régime, y compris tout transfert voulu de telles données pouvant être nécessaire pour l’administration du régime et (ou) la détention subséquente d’actions en mon nom par un courtier, un tiers contenu ou tout autre tiers chez lequel je peux choisir de déposer toute action acquise dans le cadre du régime.

Je comprends que je peux, en tout temps, exercer mes droits en vertu des lois sur la protection des données personnelles en vigueur, pouvant inclure le droit (a) d’obtenir la confirmation de l’existence des données, (b) de vérifier le contenu, l’origine et l’exactitude des données, (c) de demander l’intégration, la mise à jour, l’amendement, la suppression ou le blocage (en cas de violation des lois en vigueur) des données, (d) de m’opposer, pour des raisons juridiques, à la collecte, au traitement ou au transfert des données qui ne sont pas nécessaires ou requises pour la mise en œuvre, l’administration ou le fonctionnement du régime et pour ma participation à celui-ci, et (e) de retirer mon consentement à la collecte, au traitement ou au transfert de données de la façon prévue aux présentes (auquel cas, l’option d’achat d’actions sera nulle et non avenue). Je comprends que je peux tenter d’exercer ces droits en communiquant avec mon gestionnaire local des ressources humaines ou avec le service des ressources humaines de la société.

10.  Transmission et participation par voie électronique. Je reconnais et accepte que la société ou mon employeur peut, à sa seule discrétion, décider de transmettre tout document lié à ma participation actuelle ou future au régime par voie électronique et (ou) demander mon consentement à participer au régime par voie électronique. Par la présente, je consens à recevoir ces documents par transmission électronique et, si besoin est, accepte de participer au régime (et d’autoriser les déductions de ma rémunération) par l’entremise d’un système en ligne ou électronique établi et maintenu par la société, le courtier ou un administrateur tiers désigné par la société.

11.   Loi applicable. L’option d’achat d’actions et l’accord de participation, y compris son annexe, sont régis par, et assujettis aux lois de l’État du Delaware sans tenir compte des conflits entre les lois et les dispositions contenues dans celles-ci.

12.    Dissociabilité. Les dispositions de cet accord de participation sont divisibles et si une ou plusieurs des dispositions sont déterminées comme étant illégales ou autrement inapplicables, en totalité ou en partie, les dispositions restantes seront néanmoins obligatoires et contraignantes.

13.  Nature de l’avantage. Je comprends et accepte que :

(o)         le régime est établi volontairement par la société, est de nature discrétionnaire et peut être modifié ou suspendu par le comité ou par le conseil, ou résilié par le conseil, à tout moment, tel que décrit dans le régime;

(p)         l’octroi de cette option d’achat d’actions est volontaire et occasionnel, et ne crée aucun droit contractuel ou autre de recevoir des octrois futurs d’option d’achat d’actions ou d’avantages au lieu de l’option d’achat d’actions, même si l’option d’achat d’actions a été octroyée à plusieurs reprises dans le passé;

(q)         toutes les décisions concernant les octrois futurs, y compris, entre autres, les moments auxquels une option d’achat d’actions sera octroyée, le nombre d’actions en lien avec chaque option, le prix de l’option, et le(s) moment(s) auquel (auxquels) chaque option d’achat d’actions pourra être exercée, seront à l’exclusive discrétion de la société;

(r)            ma participation au régime est volontaire;

(s)           la valeur de l’option d’achat d’actions est un élément extraordinaire hors de la portée de mon contrat d’emploi, le cas échéant;

(t)            cette option d’achat d’actions ne fait pas partie de la rémunération normale ou prévue à quelque fin que ce soit,  y compris, entre autres, le calcul de tout avantage, séparation, départ volontaire, congédiement, excédent, prestations de fin de service, primes, récompenses pour service prolongé, assistance sociale, assurance, prestations de pension ou de retraite ou tout autre paiement similaire;

(u)         la valeur future des actions sous-jacentes est inconnue et ne peut être prédite avec certitude;

(v)         ni la société ni l’employeur ne sera tenu responsable de toute fluctuation des taux de change, le cas échéant, entre ma devise locale et le dollar américain (US) pouvant affecter la valeur de l’option d’achat d’actions ou de tout montant qui m’est dû à la suite de l’acquisition d’actions ou de la vente subséquente de toute action acquise;

(w)       le régime, pas plus que l’option d’achat d’actions ou l’émission d’actions (i) ne me conférera aucun droit de rester à l’emploi de mon employeur, (ii) n’altérera de quelque manière que ce soit ma relation d’emploi actuelle avec mon employeur, ou (iii) ne limitera de quelque manière que ce soit le droit de mon employeur à mettre fin à mon emploi (autrement qu’autorisé par la loi locale), en tout temps;

(x)         dans l’éventualité où je ne suis pas un(e) employé(e) direct(e) de ma société, ma participation au régime ne sera pas interprétée comme constituant une relation d’emploi avec la société; de plus, l’octroi de l’option d’achat d’actions ne sera pas interprété comme constituant un contrat d’emploi avec mon employeur, la société ou toute filiale de la société;

(y)         en contrepartie de l’octroi de l’option d’achat d’actions, il n’y aura aucune réclamation ou droit de dédommagement ou d’indemnité découlant de la résiliation de l’option d’achat d’actions ou de la réduction de valeur de l’option ou des actions acquises lors d’un achat résultant de la cessation de mon emploi (pour quelque raison que ce soit et que cela contrevienne ou non aux lois sur le travail locales) et je dégage irrévocablement la société et ses filiales de toute réclamation de ce genre qui pourrait survenir; si, néanmoins, une cour compétente décide qu’une telle demande est fondée, alors, en acceptant cet accord de participation, je renonce irrévocablement à tout droit de poursuite d’une telle réclamation;

(z)          dans l’éventualité de ma cessation d’emploi (que cela contrevienne ou non aux lois sur le travail locales), mon droit de participer au régime, le cas échéant, prendra fin à la date à laquelle je ne serai plus activement à l’emploi, et ne sera prolongé par aucune période d’avis obligatoire en vertu des lois locales (par ex., l’emploi actif n’inclut pas de période de préavis ou toute autre période similaire, conformément aux lois locales) à moins de décision contraire par le comité ou ses délégués; le comité ou ses délégués pourront, à leur discrétion exclusive, déterminer à quel moment je ne suis plus activement employé(e) aux fins de ma participation au régime;

(aa)  ni la société ni mon employeur ne propose de conseils en matière fiscale, juridique ou financière et ne formule aucune recommandation par rapport à ma participation au régime, ou à l’acquisition ou à la vente des actions sous-jacentes; et

(bb)  je suis prié(e) de consulter mes conseillers personnels en matière fiscale, juridique ou financière concernant la décision de participer au régime et avant de prendre toute mesure liée à ce régime ou à l’option d’achat d’actions.

14.   Placement privé. Si je suis résident(e) et (ou) employé(e) hors des États-Unis, l’option d’achat d’actions n’est pas destinée à être un appel public à l’épargne dans mon pays de résidence (et mon pays d’emploi, s’il est différent). La société n’a présenté aucune déclaration d’enregistrement, prospectus ou autre dépôt auprès des autorités en valeurs mobilières locales (sauf prescription contraire de la loi locale), et l’option d’achat d’actions n’est pas assujettie à la supervision des autorités en valeurs mobilières locales.

15.  Langue anglaise. Si cet accord de participation ou tout autre document connexe au régime a été traduit dans une langue autre que l’anglais, et si la signification de la version traduite diffère de celle de la version anglaise, la version anglaise prévaut.

16.  Annexe. L’option d’achat d’actions et ma participation au régime seront assujetties à toutes modalités et conditions spéciales pour mon pays de résidence (et mon pays d’emploi, s’il est différent), tel que décrit dans l’annexe de cet accord de participation, le cas échéant. De plus, en cas de transfert de résidence et (ou) d’emploi dans un autre pays mentionné à l’annexe, les modalités et conditions spéciales de ce pays s’appliqueront à moi, dans la mesure établie par le comité, à son exclusive discrétion, à l’effet que l’application de telles modalités et conditions est essentielle ou recommandée pour se conformer aux lois, règles et réglementations locales ou pour faciliter le fonctionnement et l’administration du régime (ou le comité peut élaborer les modalités et conditions alternatives qui sont nécessaires ou souhaitables pour faciliter mon transfert). Si j’effectue un transfert d’emploi dans une filiale qui n’est pas une filiale participante, je comprends que je ne serai plus admissible à la participation au régime. L’annexe fait partie de cet accord de participation.

17.   Exigences supplémentaires. Le comité se réserve le droit d’imposer d’autres exigences à l’option d’achat d’actions, à toute émission d’actions et à ma participation au régime, dans la mesure où le comité, à son exclusive discrétion, détermine que de telles exigences supplémentaires sont nécessaires ou souhaitables pour se conformer aux lois, règles et réglementations locales, ou pour faciliter le fonctionnement et l’administration du régime. De telles exigences peuvent inclure (sans s’y limiter) d’exiger que je signe toute entente ou tout engagement additionnel pouvant être nécessaire à la réalisation de ce qui précède.

18.  Documents du régime. Je reconnais qu’un exemplaire du document du régime, du prospectus (É.-U.) du régime et tout autre document connexe décrivant les modalités et conditions s’appliquant à ma participation au régime ont été mis à ma disposition. Je déclare bien connaître les dispositions du régime et je consens à participer au régime sous réserve de toutes ses dispositions. Je comprends que la mise en application de cet accord de participation dépend de mon admissibilité au régime.

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ANNEXE À L’ACCORD DE PARTICIPATION

Les modalités et conditions additionnelles décrites ci-dessous sont expressément intégrées à l’accord de participation. Ces modalités et conditions régissent l’option d’achat d’actions, ainsi que les modalités et conditions de participation du régime dans la mesure où vous résidez et (ou) êtes employé(e) dans les pays visés par la présente. Dans la mesure où vous transférez de résidence et (ou) d’emploi dans un autre pays, les modalités et conditions propres à ce pays, telles que décrites dans cette annexe (le cas échéant) s’appliqueront à vous dans la mesure déterminée par le comité, à son exclusive discrétion, où l’application de telles modalités ou conditions est nécessaire ou souhaitable pour se conformer aux lois, règles ou réglementations locales, ou pour faciliter le fonctionnement et l’administration du régime; le comité peut également élaborer les modalités et conditions alternatives qui sont nécessaires ou souhaitables pour faciliter votre transfert. Les termes en majuscules qui sont utilisés mais qui ne sont pas définis dans cette annexe ont la signification qui leur est attribuée dans le régime et (ou) dans l’accord de participation.

CANADA (QUÉBEC)

Use of English Language. By electing to participate in the Plan, I confirm that I have read and understood the Plan and the Participation Agreement, which were provided in the English language. I accept the terms of those documents accordingly. I acknowledge that it is my express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Utilisation de l’anglais. En participant au régime, le participant confirme avoir lu et compris les documents relatifs à sa participation au régime (le régime, ainsi que tout sous-régime applicable, et le présent formulaire de participation précisant les termes et conditions de la participation) qui ont été communiqués au participant en langue anglaise; il accepte les termes de ces documents en connaissance de cause. Je reconnais avoir expressément exigé la rédaction en anglais du présent accord, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs au présent accord ou découlant de celui-ci.